Exhibit 99.1

The First Bancshares, Inc. and Heritage Southeast Bancorporation, Inc. Announce Receipt of Shareholder Approvals for Merger

HATTIESBURG, Miss. & ATLANTA--(BUSINESS WIRE)--December 30, 2022--The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or the “Company”), the holding company for The First Bank, and Heritage Southeast Bancorporation, Inc. (OTC: HSBI) (“HSBI”), the holding company for Heritage Southeast Bank, announced today that the previously announced merger between First Bancshares and HSBI, pursuant to the Agreement and Plan of Merger, dated as of July 27, 2022 (the “Merger Agreement”), has been approved by the shareholders of each of First Bancshares and HSBI.

First Bancshares previously announced the receipt of all necessary regulatory approvals for the consummation of the transactions contemplated by the Merger Agreement, including the proposed merger of Heritage Southeast Bank with and into The First Bank. Subject to customary closing conditions, the transaction is expected to become effective as of January 1, 2023.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, The First Bank has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Additional information is available on the Company’s website: www.thefirstbank.com.

About Heritage Southeast Bancorporation, Inc. and Heritage Southeast Bank

Heritage Southeast Bancorporation, Inc. serves as the holding company for Heritage Southeast Bank, which is headquartered in Jonesboro, GA and operates under the names “Heritage Bank,” “The Heritage Bank,” and “Providence Bank” in its various markets. With approximately $1.7 billion in assets, the bank provides a well-rounded offering of commercial and consumer products through its 23 locations. For additional information, visit the HSBI website (myhsbi.com).

Cautionary Statements Regarding Forward-Looking Information.

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed transactions between the Company and Heritage (the “Merger”). Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. Such forward-looking statements are not guarantees of future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. With respect to the Merger, factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of one or both of the definitive agreement in respect of the Merger, (4) the risk of successful integration of Heritage into the Company, (5) the failure to obtain the necessary approval by the shareholders of Heritage, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the definitive agreements in respect of the Merger to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of the operations of Heritage into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed.

Neither the Company nor Heritage undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this communication, any exhibits hereto or any related documents, the Company and Heritage claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

The First Bancshares, Inc.
M. Ray “Hoppy” Cole, Jr.
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer

(601) 268-8998